TECHNOLOGY EXCLUSIVE LICENSE AGREEMENT

This Technology Exclusive License Agreement (“License”), is made effective as of the date on which the last party signs it (the “Effective Date”), by and between:

Ameritek Ventures, Inc., a Nevada corporation and its subsidiary Augmum, Inc. an Indiana Corporation with its principal place of business in Reno, NV (“Licensor” or “Ameritek”); on one hand, and ZenaTech, Inc. a British Columbia corporation and its subsidiary ZenaDrone, Inc. a Wyoming corporation having a principal place of business in Chicago, Illinois (“Licensee” or “ZenaTech”); on the other hand.

WHEREAS, Ameritek Ventures, Inc. the sole owner of Augmum, Inc. and its Robotic Arm Technology (hereinafter, the “Licensed Technology”) and which related to drone technology;

WHEREAS, Licensee wishes to enter the marketplace by selling robotic arm technology in Canada, United States and/or outside the United States that incorporate all of or a portion of the Licensed Technology, and approached Licensor about obtaining an exclusive license to the Licensed Technology; and

WHEREAS, Licensee desires to obtain an exclusive license to the Licensed Technology from Licensor called Augmum Robotic Arm Technology for used only on its drones. The exclusive license is only for the robotic arm to be use on drones. Licensor will file a patent and agrees to pay for the cost to obtain the patent.-.

NOW, THEREFORE, in consideration of the mutual promises and undertakings hereinafter set forth, Licensor and Licensee hereby agree as follows:

ARTICLE 1. DEFINITIONS

1.1.“Affiliate” means, in relation to any Party hereto, any corporation or other business entity controlled by, controlling, or under common control with that Party. For this purpose “control” shall mean direct or indirect beneficial ownership of more than fifty percent (50%) of the voting stock of, or of a greater than fifty percent (50%) interest in the income of, or the right to control the voting of more than fifty percent (50%) of the voting interests of, or having substantially the same officers, directors, or managers as, such corporation or other business entity.

1.2.“Effective Date” has the meaning set forth above.

1.3.“Licensed Software” means any product made, used, sold, or offered for sale in the United States, and/or imported into the United States by Licensee that utilizes any or all of the Licensed Software.

1.4.“Licensee” has the meaning set forth above.

1.5.“Licensor” has the meaning set forth above.

1.6.“Licensed Software” has the meaning set forth above.

1.7.“License Term” means from the Effective Date to perpetual

1.8.“Licensed Territory” means the entire world.

1.9.“Party” means either Licensor or Licensee.

1.10.“Parties” means all of Licensor and Licensee.

1.11.“Third Party” means an entity other than Licensor or Licensee, and includes any Affiliate of Licensor or Licensee.

ARTICLE 2. GRANT

2.1.Licensee shall have the exclusive right to develop new modules and source code for use worldwide.

2.2.Licensee shall have the exclusive right to market the technology

2.3.Licensee exclusive right to develop new technology.

2.4.Licensee shall have the right to amend or modify the Licensed Software (and code) as Licensee sees fit for any reason and all changes made by Licensee shall be owned exclusively by licensee. Licensee shall have access to source code of the software programs related to the Licensed Technology.

2.5Licensee will have the right to sub-license the Licensed Technology to any other entity and may further assign rights to the Licensed Technology to third parties provided such license or assignment does not exceed the scope of the present agreement.

2.6Licensee will take all reasonable measure to protect the source code and knowledge of the software packages.

2.7Licensee will lease all domain names from Licensor during the time of the term of this license agreement and shall pay the annual registration fee directly to the domain name registration fee. Licensee will have the right to sub-lease the domain names.

2.8Licensee shall have the right of first refusal to purchase the Licensed Software or any new versions of the Licensed Software in the event Licensor attempts to sell or license any remainder rights with respect to the Licensed Software to any third party after the termination of this agreement

ARTICLE 3. PAYMENT

3. 1 Payment. Licensee shall pay Licensor 3,500,000 of its ZenaTech Common Stock and 7% of any and all sales.

ARTICLE 4. MARKING

4.1 Product Marking. Licensee agrees to mark every Product utilizing any portion of the Licensed Technology with “Augmum” or different name “Copyright ©”.

ARTICLE 5. CONFIDENTIALITY

5.1The terms of this License are confidential. The Parties hereto shall keep confidential the terms contained in this License and shall not now or hereafter disclose any such terms to any third party except:

(a)with the prior written consent of the other Party;

(b)to any governmental body or court having jurisdiction to call therefore, or to any arbitral body;

(c)if required to enforce rights under this License;

(d)as otherwise may be required by law, including, but not limited to, the requirements under the securities laws of any country;

(e)each Party may disclose the terms and conditions of this License to the extent reasonably necessary, on a confidential basis, to its accountants, attorneys, financial advisors, present or future providers of venture capital and/or potential investors in or acquirers of such Party;

(f)on a confidential basis, such as under a Non-Disclosure Agreement (“NDA”), in a situation where Licensee is accusing one or more Third Parties of infringing a Licensed Software owned or licensed by Licensee;

(g)on a confidential basis, such as under a NDA, to Licensor’s customers, potential customers and other third parties with which it has a current or potential commercial relationship, provided that such disclosure is reasonably necessary.

ARTICLE 6. REPRESENTATIONS AND WARRANTIES

6.1Licensor hereby represents and warrants that it owns the Licensed Software and therefore has the right to enter into this License and to grant the license set forth herein.

6.2Licensee hereby represents and warrants that it has the authority to enter into this license and assume the obligations set forth herein.

ARTICLE 7. TERMINATION

7.1Unless earlier terminated in accordance with the terms hereof, this License will continue in effect from the Effective Date until conclusion of the License Term.

ARTICLE 8. NOTICES

8.1All reports, notices or other communications required or permitted to be given under this License shall be in writing and shall be deemed adequately given if delivered in person or sent by registered or certified mail or courier service, return receipt requested, to the following addresses or such other address as may be designated by a

Party by a notice in compliance with this Article 10:

If to Licensor:	Shaun Passley, PhD President Ameritek Ventures, Inc. 55 E. Jackson Blvd. Suite 1005 Chicago, IL 60604
If to Licensee:	Shaun Passley, PhD President ZenaTech, Inc. 55 E. Jackson Blvd. Suite 1005 Chicago, IL 60604

ARTICLE 9. GENERAL TERMS

9.1Licensee hereby consents to personal jurisdiction in the State of Illinois for the purpose of resolving any and all disputes arising from or relating to this License.

9.2This License shall be governed by and construed in accordance with the laws of the State of Illinois.

9.3This License represents the complete License among the Parties with respect to the subject matter hereof, and all prior Agreements and negotiations are merged herein. This License may be amended or changed only by a written document purporting to do so and signed by the Parties hereto.

9.4If it shall at any time appear that any right or obligation provided in this License is contrary to any law, treaty or regulation of a government to which any Party is subject, such right or obligation shall be deemed annulled, or shall be modified to the extent required to comply with such law, treaty or regulation

9.5This License is being executed in duplicate original form, each of which shall serve and function as an original License for all purposes.

9.6Each Party expressly disclaims any reliance on any oral or written statements from the other Party leading up to the execution of this License. Each Party has had the opportunity to discuss this License with their attorneys, and hereby waives any future claim that it was fraudulently induced into entering this License.

IN WITNESS THEREOF, the Parties hereto have caused this License to be executed as a sealed instrument in their names, by their properly and duly authorized officer or representative.

AMERITEK VENTURES, INC., AND AUGMUM, INC. THE LICENSOR
President
SHAUN PASSLEY	TITLE
“Shaun Passley”	01/01/2022
SIGNATURE	DATE

ZENATECH, INC., AND ZENADRONE, INC. THE LICENSEE
President
SHAUN PASSLEY	TITLE
“Shaun Passley”	01/01/2022
SIGNATURE	DATE